Exhibit 5.1
                                                            Opinion re: Legality



                                December 19, 1997


Commercial Mortgage Acceptance Corp.
210 West 10th Street
6th Floor
Kansas City, Missouri 64105

     Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

     We have  acted as your  counsel in  connection  with the  preparation  of a
Registration   Statement  on  Form  S-3   (Registration   No.   333-_____) (the
"Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by Commercial Mortgage Acceptance Corp. ("Seller") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a pooling and servicing agreement ("Pooling and Servicing Agreement") between the Seller and a master servicer (the "Master Servicer"), a trustee (the "Trustee") and possibly a special servicer (the "Special Servicer") and a fiscal agent (the "Fiscal Agent") to be identified in the Prospectus Supplement for such Series of Certificates. A form of a Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement or the Accord identified in the following paragraph.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the State of Missouri (not including the choice-of-law rules under Missouri law). We express no opinion as to any matter arising under the laws of any other jurisdiction.

     In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the form of Prospectus Supplement included therein; (2) the form of the Pooling and Servicing Agreement included as an exhibit to the Registration Statement; and
(3) such other documents, materials, and

Commercial Mortgage Acceptance Corp.
December 19, 1997
Page 2


authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

     Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer and the Fiscal Agent, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms.

     2. When (a) a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer and the Fiscal Agent, (b) the Mortgage Loans and other consideration constituting the Trust Fund for the Series have been deposited with the Trustee, (c) the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement and (d) the consideration for the sale of such Certificates has been fully paid to the Seller, such Certificates will be legally and validly issued, fully paid and nonassessable, and the duly registered holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

     The General Qualifications apply to the opinions set forth in paragraphs 1 and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of a Pooling and Servicing Agreement for a Series of Certificates or of the Certificates of such Series may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions will not render such Pooling and Servicing Agreement or such Certificates invalid as a whole and will not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

Commercial Mortgage Acceptance Corp.
December 19, 1997
Page 3

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                /s/ Morrison & Hecker L.L.P.